Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-227444) of Westinghouse Air Brake Technologies Corporation of our report dated February 23, 2017 relating to the financial statements of Faiveley Transport, which appears in the Current Report on Form 8-K of Westinghouse Air Brake Technologies Corporation dated September 10, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France
November 21, 2018